                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the references to us under the heading "Independent Accountants" in the Prospectus and Statement of Additional Information constituting parts of this Registration Statement on Form N-1A of the Allianz Dresdner Daily Asset Fund. We also consent to the references to us under the heading "Independent Accountants" in the Allianz Dresdner Daily Asset Fund Statement of Additional Information which is incorporated by reference in the Registration Statement.




Kansas City, Missouri
December 24, 2003